Exhibit 99.1

Texas Roadhouse, Inc. Announces Second Quarter 2019 Results

LOUISVILLE, KY. (July 29, 2019) — Texas Roadhouse, Inc. (NasdaqGS: TXRH), today announced financial results for the 13 and 26 week periods ended June 25, 2019.

	Second Quarter			Year to Date
($000’s)	2019	2018	% Change	2019	2018	% Change

Total revenue	$689,828	$629,237	9.6%	$1,380,436	$1,256,942	9.8%
Income from operations	53,283	54,267	(1.8)%	113,728	119,138	(4.5)%
Net income	44,845	44,227	1.4%	95,235	98,768	(3.6)%
Diluted EPS	$0.63	$0.62	1.6%	$1.32	$1.37	(3.7)%

Results for the second quarter included the following highlights:

•                  Comparable restaurant sales increased 4.7% at company restaurants and 4.3% at domestic franchise restaurants;

•                  Restaurant margin, as a percentage of restaurant and other sales, decreased 53 basis points to 17.6%, primarily due to higher labor costs driven by wage rate and other inflation, partially offset by lower cost of sales as the benefit of a higher average check more than offset inflation.  Restaurant margin dollars increased 6.5% to $120.8 million from $113.4 million in the prior year;

•                  Diluted earnings per share increased to $0.63 from $0.62 in the prior year primarily due to higher restaurant margin dollars along with lower income taxes partially offset by higher general and administrative expenses and higher depreciation and amortization expense;

•                  Three Texas Roadhouse company restaurants were opened and two franchise restaurants were opened; and

•                  The Board of Directors approved a stock repurchase program which authorized the repurchase of up to $250 million of common stock.  The Company repurchased 2,096,677 shares of common stock for $112.1 million.

Results for the year-to-date period included the following highlights:

•                  Comparable restaurant sales increased 5.0% at company restaurants and 4.3% at domestic franchise restaurants;

•                  Restaurant margin, as a percentage of restaurant and other sales, decreased 90 basis points to 17.8% primarily due to higher labor costs driven by wage rate and other inflation.  Restaurant margin dollars increased 4.6% to $243.4 million from $232.8 million in the prior year;

•                  Diluted earnings per share decreased to $1.32 from $1.37 primarily due to higher general and administrative expenses and higher depreciation and amortization expense, partially offset by higher restaurant margin dollars; and

•                  Seven Texas Roadhouse company restaurants were opened and four franchise restaurants were opened.

Kent Taylor, Chief Executive Officer of Texas Roadhouse, Inc., commented, “We are pleased with our continued top-line momentum highlighted by positive comparable restaurant sales of 4.7%.  While restaurant margins continue to be pressured by higher labor costs driven by increasing wage rates and other inflation, the additional pricing we put in place at the beginning of the quarter provided a significant benefit.”

Taylor continued, “On the development front, we have opened 10 company restaurants so far this year.  We have experienced some construction delays that we expect will push some sites into early next year but remain focused on opening approximately 15 additional locations in 2019.  Finally, our healthy cash flows enabled us to repurchase over 2 million shares of our common stock this quarter.  We believe these share buy backs and our dividend program reflect our commitment to further driving shareholder value.”

2019 Outlook

Comparable restaurant sales at company restaurants for the first four weeks of our third quarter of fiscal 2019 increased approximately 4.3% compared to the prior year period.

Management updated the following expectations for 2019:

•                  Approximately 25 company restaurant openings, including as many as four Bubba’s 33 restaurants;

•                  An income tax rate of 14.0% to 15.0%; and

•                  Total capital expenditures of approximately $210 million.

Management reiterated the following expectations for 2019:

•                  Positive comparable restaurant sales growth;

•                  Commodity cost inflation of approximately 1.0% to 2.0%; and

•                  Approximately 7.0% to 8.0% growth in total labor dollars per store week.

Non-GAAP Measures

We prepare our consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”).  Within our press release, we make reference to restaurant margin (in dollars and as a percentage of sales).  Restaurant margin represents restaurant and other sales less restaurant-level operating costs, including cost of sales, labor, rent and other operating costs.  Restaurant margin should not be considered in isolation, or as an alternative, to income from operations.  This non-GAAP measure is not indicative of overall company performance and profitability in that this measure does not accrue directly to the benefit of shareholders due to the nature of the costs excluded.  Restaurant margin is widely regarded as a useful metric by which to evaluate restaurant-level operating efficiency and performance.  In calculating restaurant margin, we exclude certain non-restaurant-level costs that support operations, including pre-opening and general and administrative expenses, but do not have a direct impact on restaurant-level operational efficiency and performance.  We also exclude depreciation and amortization expense, substantially all of which relates to restaurant-level assets, as it represents a non-cash charge for the investment in our restaurants.  We also exclude impairment and closure expense as we believe this provides a clearer perspective of ongoing operating performance and a more useful comparison to prior period results.  Restaurant margin as presented may not be comparable to other similarly titled measures of other companies in our industry.  A reconciliation of income from operations to restaurant margin is included in the accompanying financial tables.

Conference Call

Texas Roadhouse is hosting a conference call today, July 29, 2019 at 5:00 p.m. Eastern Time to discuss these results.  The dial-in number is (877) 699-0953 or (647) 689-5456 for international calls.  A replay of the call will be available for one week following the conference call.  To access the replay, please dial (800) 585-8367 or (416) 621-4642 for international calls, and use 5154796 as the pass code.  There will be a simultaneous Web cast conducted at www.texasroadhouse.com.

About the Company

Texas Roadhouse is a casual dining concept that first opened in 1993 and today has grown to over 590 restaurants system-wide in 49 states and ten foreign countries.  For more information, please visit the Company’s Web site at www.texasroadhouse.com.

Forward-looking Statements

Certain statements in this release that are not historical facts, including, without limitation, those relating to our anticipated financial performance, are forward-looking statements that involve risks and uncertainties.  Such statements are based upon the current beliefs and expectations of the management of Texas Roadhouse.  Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, the actual number of restaurants opening; the sales at these and our other company and franchise restaurants; changes in restaurant development or operating costs, such as food and labor; our ability to acquire franchise restaurants; our ability to integrate the franchise restaurants we acquire or other concepts we develop; our ability to continue to generate the necessary cash flows to fund our new restaurant growth, continue our share repurchase program and pay a quarterly cash dividend; strength of consumer spending; pending or future legal claims; breaches of security; conditions beyond our control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting our customers or food supplies; food safety and food-borne illness concerns; acts of war or terrorism and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission.  Investors should take such risks into account when making investment decisions.  Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  We undertake no obligation to update any forward-looking statements.

# # #

Contacts:

Investor Relations

Tonya Robinson

(502) 515-7269

Media

Travis Doster

(502) 638-5457

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	13 Weeks Ended		26 Weeks Ended
	June 25, 2019	June 26, 2018	June 25, 2019	June 26, 2018

Revenue:
Restaurant and other sales	$684,373	$624,073	$1,369,490	$1,246,475
Franchise royalties and fees	5,455	5,164	10,946	10,467

Total revenue	689,828	629,237	1,380,436	1,256,942

Costs and expenses:
Restaurant operating costs (excluding depreciation and amortization shown separately below):

Cost of sales	221,266	204,048	444,978	406,834
Labor	225,490	199,647	449,370	395,677
Rent	13,051	12,119	26,179	23,970
Other operating	103,811	94,858	205,613	187,236
Pre-opening	4,197	4,107	8,065	9,151
Depreciation and amortization	28,454	25,165	56,227	49,649
Impairment and closure	316	22	333	108
General and administrative	39,960	35,004	75,943	65,179

Total costs and expenses	636,545	574,970	1,266,708	1,137,804

Income from operations	53,283	54,267	113,728	119,138

Interest income (expense), net	691	(283)	1,445	(642)
Equity income from investments in unconsolidated affiliates	141	445	254	769

Income before taxes	54,115	54,429	115,427	119,265
Provision for income taxes	7,427	8,466	16,546	16,923

Net income including noncontrolling interests	46,688	45,963	98,881	102,342
Less: Net income attributable to noncontrolling interests	1,843	1,736	3,646	3,574
Net income attributable to Texas Roadhouse, Inc. and subsidiaries	$44,845	$44,227	$95,235	$98,768

Net income per common share attributable to Texas Roadhouse, Inc. and subsidiaries:
Basic	$0.63	$0.62	$1.33	$1.38
Diluted	$0.63	$0.62	$1.32	$1.37

Weighted average shares outstanding:
Basic	71,362	71,445	71,558	71,389
Diluted	71,733	71,897	71,961	71,853

Cash dividends declared per share	$0.30	$0.25	$0.60	$0.50

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 25, 2019	December 25, 2018

Cash and cash equivalents	$144,839	$210,125
Other current assets, net	72,589	134,894
Property and equipment, net	991,339	956,676
Operating lease right-of-use asset, net	485,818	—
Goodwill	123,220	123,220
Intangible assets, net	1,513	1,959
Other assets	49,533	42,402

Total assets	$1,868,851	$1,469,276

Other current liabilities	359,065	385,142
Operating lease liabilities, net of current portion	521,820	—
Other liabilities, net	82,348	123,426
Texas Roadhouse, Inc. and subsidiaries stockholders’ equity	890,852	945,569
Noncontrolling interests	14,766	15,139

Total liabilities and equity	$1,868,851	$1,469,276

Note:  Beginning in 2019, we adopted Accounting Standards Codification 842, Leases, which requires the recognition of an operating lease right-of-use asset and operating lease liability for virtually all leases.

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	26 Weeks Ended
	June 25, 2019	June 26, 2018

Cash flows from operating activities:
Net income including noncontrolling interests	$98,881	$102,342
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	56,227	49,649
Share-based compensation expense	16,873	15,856
Other noncash adjustments, net	(27)	7,076
Change in working capital	15,062	(9,816)
Net cash provided by operating activities	187,016	165,107

Cash flows from investing activities:
Capital expenditures - property and equipment	(87,782)	(66,718)
Net cash used in investing activities	(87,782)	(66,718)

Cash flows from financing activities:
Principal payments on long-term debt and capital lease obligation	—	(50,004)
Repurchase shares of common stock	(112,050)	—
Dividends paid	(39,452)	(32,798)
Other financing activities, net	(13,018)	(12,152)
Net cash used in financing activities	(164,520)	(94,954)

Net (decrease) increase in cash and cash equivalents	(65,286)	3,435
Cash and cash equivalents - beginning of period	210,125	150,918
Cash and cash equivalents - end of period	$144,839	$154,353

Texas Roadhouse, Inc. and Subsidiaries

Reconciliation of Income from Operations to Restaurant Margin

(in thousands)

(unaudited)

	13 Weeks Ended		26 Weeks Ended
	June 25, 2019	June 26, 2018	June 25, 2019	June 26, 2018

Income from operations	$53,283	$54,267	$113,728	$119,138

Less:
Franchise royalties and fees	5,455	5,164	10,946	10,467

Add:
Pre-opening	4,197	4,107	8,065	9,151
Depreciation and amortization	28,454	25,165	56,227	49,649
Impairment and closure	316	22	333	108
General and administrative	39,960	35,004	75,943	65,179

Restaurant margin	$120,755	$113,401	$243,350	$232,758

Restaurant margin (as a percentage of restaurant and other sales)	17.6%	18.2%	17.8%	18.7%

Texas Roadhouse, Inc. and Subsidiaries

Supplemental Financial and Operating Information

($ amounts in thousands, except weekly sales by group)

(unaudited)

	Second Quarter		Change		Year to Date		Change
	2019	2018	vs LY		2019	2018	vs LY

Restaurant openings
Company - Texas Roadhouse	3	4	(1)		7	10	(3)
Company - Bubba’s 33	0	3	(3)		0	4	(4)
Company - Other	0	0	0		0	0	0
Franchise - Texas Roadhouse - U.S.	1	0	1		1	0	1
Franchise - Texas Roadhouse - International	1	1	0		3	3	0
Total	5	8	(3)		11	17	(6)

Restaurant closures
Franchise - Texas Roadhouse - International	(2)	0	(2)		(2)	0	(2)
Total	(2)	0	(2)		(2)	0	(2)

Restaurants open at the end of the quarter
Company - Texas Roadhouse	471	450	21
Company - Bubba’s 33	25	24	1
Company - Other	2	2	0
Franchise - Texas Roadhouse - U.S.	70	70	0
Franchise - Texas Roadhouse - International	23	20	3
Total	591	566	25

Company restaurants
Restaurant and other sales	$684,373	$624,073	9.7%		$1,369,490	$1,246,475	9.9%
Store weeks	6,460	6,142	5.2%		12,846	12,190	5.4%
Comparable restaurant sales growth (1)	4.7%	5.7%			5.0%	5.3%
Texas Roadhouse restaurants only:
Comparable restaurant sales growth (1)	4.6%	5.6%			4.9%	5.2%
Average unit volume (2)	$1,393	$1,337	4.2%		$2,812	$2,695	4.4%
Weekly sales by group:
Comparable restaurants (434 units)	$107,590
Average unit volume restaurants (20 units) (3)	$98,426
Restaurants less than 6 months old (17 units)	$115,233

Restaurant operating costs (as a % of restaurant and other sales)
Cost of sales	32.3%	32.7%	(37	)bps	32.5%	32.6%	(15	)bps
Labor	32.9%	32.0%	96	bps	32.8%	31.7%	107	bps
Rent	1.9%	1.9%	(4	)bps	1.9%	1.9%	(1	)bps
Other operating	15.2%	15.2%	(3	)bps	15.0%	15.0%	(1	)bps
Total	82.4%	81.8%	53	bps	82.2%	81.3%	90	bps

Restaurant margin	17.6%	18.2%	(53	)bps	17.8%	18.7%	(90	)bps

Restaurant margin ($ in thousands)	$120,755	$113,401	6.5%		$243,350	$232,758	4.6%
Restaurant margin $/Store week	$18,692	$18,463	1.2%		$18,943	$19,094	(0.8)%

Franchise restaurants
Franchise royalties and fees	$5,455	$5,164	5.6%		$10,946	$10,467	4.6%
Store weeks	1,208	1,164	3.8%		2,403	2,303	4.3%
Comparable restaurant sales growth (1)	3.7%	1.9%			3.3%	1.9%
U.S. franchise restaurants only:
Comparable restaurant sales growth (1)	4.3%	3.9%			4.3%	4.0%
Average unit volume (2)	$1,436	$1,376	4.3%		$2,897	$2,777	4.3%

Pre-opening expense	$4,197	$4,107	2.2%		$8,065	$9,151	(11.9)%

Depreciation and amortization	$28,454	$25,165	13.1%		$56,227	$49,649	13.2%
As a % of revenue	4.1%	4.0%	13	bps	4.1%	3.9%	12	bps

General and administrative expenses	$39,960	$35,004	14.2%		$75,943	$65,179	16.5%
As a % of revenue	5.8%	5.6%	23	bps	5.5%	5.2%	32	bps

(1)  Comparable restaurant sales growth reflects the change in year-over-year sales for restaurants open a full 18 months before the beginning of the period measured, excluding sales from restaurants closed during the period.

(2)  Average unit volume includes sales from Texas Roadhouse restaurants open for a full six months before the beginning of the period measured, excluding any sales at restaurants closed during the period.

(3)  Average unit volume restaurants include restaurants open a full six and up to 18 months before the beginning of the period measured.

Amounts may not foot due to rounding.